(1)           This statement is being filed by The Goldman Sachs Group, Inc. ("GS Group"); Goldman, Sachs & Co. ("Goldman Sachs"); GS Capital Partners V Offshore Fund, L.P. ("GSCP V Offshore"); GSCP V Offshore Knight Holdings, L.P. ("Offshore Knight V"); GSCP V Germany Knight Holdings, L.P. ("GSCP V Germany"); GS Capital Partners VI Offshore Fund, L.P. ("GSCP VI Offshore"); GSCP VI Offshore Knight Holdings, L.P. ("Offshore Knight VI"); GSCP VI Germany Knight Holdings, L.P. ("GSCP VI Germany"); GS International Infrastructure Partners I, L.P. ("GS International Infrastructure"); GS Infrastructure Knight Holdings, L.P. ("GS Infrastructure Knight"); GSCP KMI Investors Offshore, L.P. ("KMI Investors Offshore"); GS Capital Partners V Institutional, L.P. ("GS Institutional"); GS Capital Partners V Fund, L.P. ("GS Capital V"); GS Capital Partners VI Parallel, L.P. ("GSCP Parallel"); GS Capital Partners VI Fund, L.P. ("GS Capital VI"); GS Global Infrastructure Partners I, L.P. ("GSG Infrastructure"); GS Institutional Infrastructure Partners I, L.P. ("GSI Infrastructure"); GSCP KMI Investors, L.P. ("GSCP KMI Investors"); Goldman Sachs KMI Investors, L.P. ("GS KMI Investors" and together with GSCP V Offshore, Offshore Knight V, GSCP V Germany, GSCP VI Offshore, Offshore Knight VI, GSCP VI Germany, GS International Infrastructure, GS Infrastructure Knight, KMI Investors Offshore, GS Institutional, GS Capital V, GSCP Parallel, GS Capital VI, GSG Infrastructure, GSI Infrastructure and GSCP KMI Investors, the "Limited Partnerships"); GSCP V Offshore Advisors, L.L.C. ("GSCP V Offshore Advisor"); GS Advisors V, L.L.C. ("GS V Advisor"); GSCP VI Offshore Advisors, L.L.C. ("GSCP VI Offshore Advisor"); GS Advisors VI, L.L.C. ("GS VI Advisor"); GS Infrastructure Advisors 2006, L.L.C. ("GS Infrastructure 2006"); GSCP KMI Advisors, L.L.C. ("GSCP KMI Advisors"); GSCP V Advisors, L.L.C. ("GSCP V Advisor"); GSCP VI Advisors, L.L.C. ("GSCP VI Advisor"); GS KMI Advisors, L.L.C. ("GS KMI Advisors"); GS Capital Partners V GmbH & Co. KG ("GS V Germany"); GSCP V GMBH Knight Holdings ("GSCP V GMBH"); GS Capital Partners VI GmbH & Co. KG ("GS VI Germany"); Goldman, Sachs Management GP GmbH ("GS GmbH"); GSCP VI GMBH Knight Holdings ("GSCP VI GMBH"); and GSCP KMI Offshore Advisors, Inc. ("KMI Offshore Advisors" and together with the foregoing entities, the "Reporting Persons"). Due to the electronic system's limitation of 10 Reporting Persons per joint filing, this statement is being filed in four forms.

(2)           The Reporting Persons hold Series A-1 and Series A-2 shares of Class A Common Stock (“Class A Shares”). A holder of Class A Shares may, from time to time prior to May 31, 2015, elect to convert some, or all, of its Class A Shares in order to sell the resulting shares of the Issuer’s Class P Common Stock (“Common Shares”) to a third party or to make a distribution of such resulting Common Shares to its investors or partners. As certain thresholds are met through holders of Class A Shares receiving additional value in the future from their ownership of the Class A Shares, either via distributions paid by the Issuer on such Class A Shares or future sales or distributions to its investors or partners of Common Shares received upon conversion of their Class A Shares, the holders of the Issuer’s Series B-1 or Series B-2 (as applicable) Class B Common Stock (“Class B Shares”) and Series C-1 or Series C-2 (as applicable) Class C Common Stock (“Class C Shares”) will convert or be entitled to convert a portion of their Class B Shares and Class C Shares into Common Shares, and the Class A Shares will have their conversion ratio reduced in proportion to the amount of Common Shares that the Class B Shares and Class C Shares receive upon conversion. The total number of Common Shares that the Class A Shares, Class B Shares and Class C Shares may receive in the aggregate is fixed. The formula for the conversion of Class A Shares, Class B Shares and Class C Shares into Common Shares, as well as the terms and conditions of such conversions, are specified in Article Fourth of the Issuer’s Certificate of Incorporation, filed as Exhibit 3.1 to the Issuer’s Form 10-Q, filed with the Securities and Exchange Commission on May 6, 2011.

In connection with the secondary offering of Common Shares (the "Secondary Offering") by certain selling stockholders of the Issuer, each Reporting Person converted a portion of its Class A Shares into Common Shares and sold such Common Shares in the Secondary Offering. Each Reporting Person submitted its notice of conversion to the Issuer on August 9, 2012. Pursuant to an underwriting agreement, dated August 9, 2012, and the final prospectus supplement filed by the Issuer on August 14, 2012, the following Class A Shares of the Reporting Persons were converted into Common Shares and sold in the Secondary Offering, which was consummated on August 15, 2012:

Offshore Knight V converted 2,447,595 shares of Series A-1 Class A Shares into 2,035,699 shares of Common Shares that were sold in the Secondary Offering;

GSCP V Germany converted 187,856 shares of Series A-1 Class A Shares into 156,243 shares of Common Shares that were sold in the Secondary Offering;

Offshore Knight VI converted 3,828,734 shares of Series A-1 Class A Shares into 3,184,413 shares of Common Shares that were sold in the Secondary Offering;

GSCP VI Germany converted 163,596 shares of Series A-1 Class A Shares into 136,065 shares of Common Shares that were sold in the Secondary Offering;

GS Infrastructure Knight converted 5,621,184 shares of Series A-2 Class A Shares into 4,668,259 shares of Common Shares that were sold in the Secondary Offering;

KMI Investors Offshore converted 982,777 shares of Series A-1 Class A Shares into 817,390 shares of Common Shares that were sold in the Secondary Offering;

GS Institutional converted 1,624,820 shares of Series A-1 Class A Shares into 1,351,386 shares of Common Shares that were sold in the Secondary Offering;

GS Capital V converted 4,738,277 shares of Series A-1 Class A Shares into 3,940,891 shares of Common Shares that were sold in the Secondary Offering;

GSCP Parallel converted 1,265,785 shares of Series A-1 Class A Shares into 1,052,772 shares of Common Shares that were sold in the Secondary Offering;

GS Capital VI converted 4,603,145 shares of Series A-1 Class A Shares into 3,828,501 shares of Common Shares that were sold in the Secondary Offering;

GSG Infrastructure converted 1,983,567 shares of Series A-2 Class A Shares into 1,647,306 shares of Common Shares that were sold in the Secondary Offering;

GSI Infrastructure converted 211,907 shares of Series A-2 Class A Shares into 175,984 shares of Common Shares that were sold in the Secondary Offering;

GSCP KMI Investors converted 6,787,543 shares of Series A-1 Class A Shares into 5,645,296 shares of Common Shares that were sold in the Secondary Offering; and

GS KMI Investors converted 4,930,630 shares of Series A-1 Class A Shares into 4,100,876 shares of Common Shares that were sold in the Secondary Offering.

(3)           As of August 15, 2012, Goldman Sachs beneficially owns directly, and GS Group may be deemed to beneficially own indirectly, 238,416 Common Shares. Goldman Sachs and GS Group may be deemed to beneficially own indirectly, in the aggregate, 46,006,702 shares of Series A-1 Class A Shares and 11,365,893 shares of Series A-2 Class A Shares through the Limited Partnerships. Affiliates of GS Group and Goldman Sachs are the general partner, managing limited partner or managing partner of the Limited Partnerships. Goldman Sachs serves as the investment manager of certain of the Limited Partnerships and is a wholly-owned subsidiary of GS Group. In addition, as of August 15, 2012, Goldman Sachs holds open short positions of 74,449 Common Shares.  Additionally, Goldman Sachs may be deemed to indirectly hold open short positions of 221 shares of Common Stock through Goldman Sachs’ open short positions of depositary receipts of Utilities HOLDRs Trust, which holds shares of several issuers, one of which is the Issuer.

Offshore Knight V beneficially owns directly 3,567,904 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by Offshore Knight V's general partner, GSCP V Offshore, and by GSCP V Offshore's general partner, GSCP V Offshore Advisor.

GSCP V Germany beneficially owns directly 273,843 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by GSCP V Germany's general partner, GSCP V GMBH, by GSCP V GMBH's sole stockholder, GS V Germany, and by GS V Germany's general partner, GS GmbH.

Offshore Knight VI beneficially owns directly 5,581,217 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by Offshore Knight VI's general partner, GSCP VI Offshore, and by GSCP VI Offshore's general partner, GSCP VI Offshore Advisor.

GSCP VI Germany beneficially owns directly 238,476 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by GSCP VI Germany's general partner, GSCP VI GMBH, and by GSCP VI GMBH's sole stockholder, GS VI Germany, and by GS VI Germany's general partner, GS GmbH.

GS Infrastructure Knight beneficially owns directly 8,173,538 shares of Series A-2 Class A Shares, which may be deemed to be beneficially owned indirectly by GS Infrastructure Knight's general partner, GS International Infrastructure, and by GS International Infrastructure's general partner, GS Infrastructure 2006.

KMI Investors Offshore beneficially owns directly 1,432,613 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner KMI Offshore Advisors.

GS Institutional beneficially owns directly 2,368,529 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GS V Advisor.

GS Capital V beneficially owns directly 6,907,068 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GSCP V Advisor.

GSCP Parallel beneficially owns directly 1,845,161 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GS VI Advisor.

GS Capital VI beneficially owns directly 6,710,090 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GSCP VI Advisor.

GSG Infrastructure beneficially owns directly 2,884,229 shares of Series A-2 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GS Infrastructure 2006.

GSI Infrastructure beneficially owns directly 308,126 shares of Series A-2 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GS Infrastructure 2006.

GSCP KMI Investors beneficially owns directly 9,894,328 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GSCP KMI Advisors.

GS KMI Investors beneficially owns directly 7,187,473 shares of Series A-1 Class A Shares, which may be deemed to be beneficially owned indirectly by its general partner GS KMI Advisors.

(4)           As previously reported, in connection with the merger of El Paso Corporation ("EP") into a subsidiary of the Issuer (the "Merger"), Goldman Sachs acquired Common Shares, Warrants of the Issuer and additional derivative securities in exchange for shares of EP common stock and EP derivative securities that Goldman Sachs held prior to the Merger.  Without admitting any legal obligation, Goldman Sachs or another wholly-owned subsidiary of GS Group will remit appropriate profits to the Issuer.

(5)            The Reporting Persons disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein, if any, and this report shall not be deemed an admission that any such entity is the beneficial owner of, or has pecuniary interest in, such securities for purposes of Section 16 of the of the Securities Exchange Act of 1934, as amended, or for any other purpose.